Exhibit 99.1


        IMS Health Announces 20 Percent Reported Revenue Growth in 2003 Fourth Quarter, up 11 Percent Constant Dollar

   FAIRFIELD, Conn.--(BUSINESS WIRE)--Feb. 10, 2004--IMS Health
(NYSE: RX)

   --  Full-Year 2003 Revenue up 13 Percent Reported, 6 Percent
        Constant Dollar;

   --  Full-Year Earnings Per Share Rises to $2.58 SEC-Reported,
        $1.05 Adjusted and Before $0.03 Charge for Settlement of
        Class-Action Litigation

   IMS Health (NYSE: RX), the world's leading provider of information solutions to the pharmaceutical and healthcare industries, today reported fourth-quarter and full-year 2003 results. "IMS's performance for the quarter and year was strong," said David Thomas, IMS chairman and chief executive officer. "Four quarters of accelerating revenue growth in 2003 reflect our progress in making IMS a more flexible, innovative and customer-focused organization. We're building on that momentum by leveraging global efficiencies and delivering new consulting and services capabilities that differentiate us in the marketplace."

   Fourth-Quarter 2003 Results

   Revenue for the 2003 fourth quarter totaled $384.1 million, up 20 percent on a reported basis over the fourth quarter of 2002. When calculated on a constant-dollar basis, which eliminates the impact of year-over-year foreign exchange fluctuations, quarterly revenue grew 11 percent from the fourth quarter of 2002. Operating income was $115.1 million, compared with $116.1 million in the year-earlier quarter, down 1 percent. Included in operating income is a $10.6 million pre-tax charge for the estimated costs of the probable settlement of two class-action suits related to the Mayberry and Douglas litigation.
   Net income for the quarter totaled $69.7 million on an SEC-reported basis and $70.9 million on an adjusted basis. Net income includes a $6.4 million after-tax charge for the litigation settlement. This compares with net income of $62.7 million on an SEC-reported basis in the year-earlier quarter, an 11 percent increase, and $78.3 million on an adjusted basis in the 2002 fourth quarter, a 9 percent decline. SEC-reported earnings per share on a diluted basis was $0.28, up 27 percent from $0.22 in the year-earlier quarter. Before the costs for settlement of the class action litigation, adjusted diluted earnings per share was $0.32 in the 2003 fourth quarter, up 14 percent over the year-earlier quarter. Including the costs to settle the class action litigation, adjusted earnings per share of $0.29 in the 2003 fourth quarter increased 4 percent over the 2002 fourth quarter. Adjusted results for the fourth quarter of 2003 exclude certain pre-tax income items totaling approximately $4.8 million. See Tables 3 and 4 for a reconciliation between SEC and adjusted results for the 2003 fourth quarter and 2002 fourth quarter, respectively.

   Full-Year 2003 Results

   IMS revenue rose to $1,381.8 million for the 2003 full year, up 13 percent on a reported basis and 6 percent constant dollar, compared with revenue of $1,219.4 million in 2002. Operating income on an SEC-reported basis was $361.5 million for the 2003 full year, down 10 percent, and on an adjusted basis was $398.7 million, down 1 percent from the previous year. Net income in 2003 totaled $638.9 million on an SEC-reported basis and $252.0 million on an adjusted basis. This compares with net income of $266.1 million on an SEC-reported basis in 2002, a 140 percent increase, and $279.8 million on an adjusted basis, a 10 percent decline. SEC-reported earnings per share on a diluted basis was $2.58, up 177 percent from $0.93 a year earlier. Before the costs to settle the class action litigation, adjusted diluted earnings per share was $1.05 in 2003, up 7 percent over 2002. Including the class action litigation settlement costs, adjusted earnings per share of $1.02 in 2003 increased 4 percent over $0.98 in 2002.
   Adjusted results for 2003 exclude certain pre-tax charges totaling approximately $36.3 million. See Tables 7 and 8 for a reconciliation between SEC and adjusted results for full-year 2003 and full-year 2002, respectively.

   Share Repurchase Program

   During the fourth quarter of 2003, IMS purchased approximately 3.6 million shares of company stock at an average price of $23.79 per share, for a total cost of $86.2 million. For full-year 2003, IMS purchased approximately 9.6 million shares of company stock at an average price of $19.18 per share, for a total cost of $184.2 million. The split-off of Cognizant Technology Solutions (CTS) in February 2003 reduced shares outstanding by an additional 36.5 million shares. As of December 31, 2003, approximately 5.6 million shares remained available under a 10 million share stock repurchase program authorized by the board in April 2003. On February 10, 2004, the board authorized the company to buy up to 10 million additional IMS shares under a new stock repurchase program. There were approximately 238.3 million shares outstanding as of December 31, 2003.

   Consolidated Balance Sheet Highlights

   IMS's cash, cash equivalents and short-term marketable securities as of December 31, 2003 totaled $384.5 million, compared with $289.3 million on December 31, 2002. Total debt as of December 31, 2003 was $562.0 million, up from $529.8 million at the end of 2002. The December 31, 2002 balance sheet has been restated to present Cognizant Technology Solutions (CTS) on a discontinued operations basis (see Table 9).

   Analyst Conference Call, Presentation Slides

   Executive management will review the company's performance during a conference call with analysts at 8:30 a.m. Eastern Time on Wednesday, February 11, 2004. Details for accessing the call can be found on the IMS website - www.imshealth.com. Prior to the call, a copy of this press release and any other financial and statistical information presented during the analyst conference call will be made available in the "Investors" area of IMS's website, under "Presentations & Analyst Calls."

   About IMS

   Operating in more than 100 countries, IMS is the world's leading provider of information solutions to the pharmaceutical and healthcare industries. With $1.4 billion in 2003 revenue and 50 years of industry experience, IMS offers leading-edge business intelligence products and services that are integral to clients' day-to-day operations, including marketing effectiveness solutions for prescription and over-the-counter pharmaceutical products; sales optimization solutions to increase pharmaceutical sales force productivity; and consulting and customized services that turn information into actionable insights. Additional information is available at http://www.imshealth.com.

   This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although IMS Health believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of IMS Health to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks,
(ii) to the extent IMS Health seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and ventures on satisfactory terms, (iii) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost-effective basis, and the ability to implement cost-containment measures, (iv) regulatory, legislative and enforcement initiatives, particularly in the areas of medical privacy and tax, (v) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, and (vi) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which IMS Health's customers operate. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company made from time to time with the Securities and Exchange Commission.


                                Table 1
                              IMS Health
                       SEC Income Statement (a)
                    Three Months Ended December 31
               (unaudited, in millions except per share)

                                                 2003    2002   % Fav
                                                 SEC     SEC   (Unfav)
                                                ----------------------
Revenue
   Sales Management                             $236.6  $198.6    19 %
   Market Research                               131.8   112.5    17
   Other                                          15.7     8.7    81
                                                ------- -------
   Total                                         384.1   319.8    20

Operating Expenses
   Operating Costs                              (150.2) (117.9)  (27)
   Selling and Administrative                    (88.0)  (70.0)  (26)
   Depreciation and Amortization                 (20.1)  (15.8)  (27)
   Class Action Settlement                       (10.6)      -   N/M
                                                ------- -------
   Total                                        (269.0) (203.7)  (32)

Operating Income                                 115.1   116.1    (1)

Interest expense, net                             (2.8)   (2.7)
Gains from investments, net (d)                   (0.9)    4.8
Loss on issuance of investees' stock, net (e)      0.0    (0.4)
Other expense, net (f)                            (4.1)   (4.1)
                                                ------- -------
Pretax Income                                    107.4   113.7    (6)

Provision for Income Taxes (g)                   (35.4)  (32.2)
TriZetto Equity Income (Loss), Net (b)            (4.1)   (0.2)
TriZetto impairment charge, net (i)                0.0   (26.1)
                                                ------- -------
Net Income from continuing operations             67.9    55.2    23

Income from discontinued operations - CTS (c)      0.0     7.5
Gain on discontinued operations - CTS (j)          1.8     0.0
                                                ------- -------
Net Income                                      $ 69.7  $ 62.7    11

Diluted EPS:
   Income from continuing operations              0.28    0.20
   Income from discontinued operations - CTS (c)  0.00    0.03
   Gain on discontinued operations - CTS (j)      0.01    0.00
                                                ------- -------
   Total Diluted EPS                            $ 0.28  $ 0.22    27 %
   Class Action Settlement impact                (0.03)      -
                                                ------- -------
   Total Diluted EPS bef. Class Action
    Settlement                                  $ 0.31  $ 0.22    41 %

Shares Outstanding:
   Weighted Average Diluted                      244.8   281.2    13 %
   End-of-Period Actual                          238.3   281.1    15

The accompanying notes are an integral part of these financial tables.


                                Table 2
                              IMS Health
                     Adjusted Income Statement (a)
                    Three Months Ended December 31
               (unaudited, in millions except per share)

                                 2003      2002     % Fav   Constant $
                               Adjusted  Adjusted  (Unfav)    Growth
                               ---------------------------------------
Revenue
   Sales Management             $236.6    $198.6      19 %        10 %
   Market Research               131.8     112.5      17           9
   Other                          15.7       8.7      81          74
                               --------- ---------
   Total                         384.1     319.8      20          11

Operating Expenses
   Operating Costs              (150.2)   (117.9)    (27)
   Selling and Administrative    (88.0)    (70.0)    (26)
   Depreciation and
    Amortization                 (20.1)    (15.8)    (27)
   Class Action Settlement       (10.6)        -     N/M
                               --------- ---------
   Total                        (269.0)   (203.7)    (32)

Operating Income                 115.1     116.1      (1)         (9)

Interest expense, net             (2.8)     (2.7)     (1)
Other expense, net (f)            (9.7)     (9.8)      1
                               --------- ---------
Pretax Income                    102.6     103.5      (1)

Provision for Income Taxes (g)   (30.6)    (31.7)      3
TriZetto Equity Income (Loss),
 Net (b)                          (1.1)     (0.2)    N/M
                               --------- ---------
Net Income from continuing
 operations                       70.9      71.6      (1)%

Income from discontinued
 operations - CTS (c)              0.0       6.6    (100)
                               --------- ---------
Net Income                      $ 70.9    $ 78.3      (9)%

Diluted EPS:
   Income from continuing
    operations                    0.29      0.25      16
   Income from discontinued
    operations - CTS (c)          0.00      0.02    (100)
                               --------- ---------
   Total Diluted EPS            $ 0.29    $ 0.28       4 %
   Class Action Settlement
    impact                       (0.03)        -
                               --------- ---------
   Total Diluted EPS bef. Class
    Action Settlement           $ 0.32    $ 0.28      14 %

Shares Outstanding:
   Weighted Average Diluted      244.8     281.2      13 %
   End-of-Period Actual          238.3     281.1      15

The accompanying notes are an integral part of these financial tables.


                                Table 3
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                 Three Months Ended December 31, 2003
               (unaudited, in millions except per share)

                                                              Adjusted
                                         SEC Q4  Adjustments     Q4
                                         -----------------------------
Revenue
   Sales Management                      $236.6      $0.0      $236.6
   Market Research                        131.8       0.0       131.8
   Other                                   15.7       0.0        15.7
                                         ------- -----------  --------
   Total                                  384.1       0.0       384.1

Operating Expenses
   Operating Costs                       (150.2)      0.0      (150.2)
   Selling and Administrative             (88.0)      0.0       (88.0)
   Depreciation and Amortization          (20.1)      0.0       (20.1)
   Class Action Settlement                (10.6)      0.0       (10.6)
                                         ------- -----------  --------
   Total                                 (269.0)      0.0      (269.0)

Operating Income                          115.1       0.0       115.1

Interest expense, net                      (2.8)      0.0        (2.8)
Gains from investments, net (d)            (0.9)      0.9         0.0
Loss on issuance of investees' stock, net
 (e)                                        0.0       0.0         0.0
Other expense, net (f)                     (4.1)     (5.6)       (9.7)
                                         ------- -----------  --------
Pretax Income                             107.4      (4.8)      102.6

Provision for Income Taxes (g)            (35.4)      4.8       (30.6)
TriZetto Equity Income, Net (b)            (4.1)      3.0        (1.1)
                                         ------- -----------  --------
Net Income from continuing operations      67.9       3.0        70.9

Income from discontinued operations - CTS
 (c)                                        0.0       0.0         0.0
Gain on discontinued operations - CTS (j)   1.8      (1.8)        0.0
                                         ------- -----------  --------
Net Income                               $ 69.7       1.2      $ 70.9

Diluted EPS:
   Income from continuing operations       0.28      0.01        0.29
   Income from discontinued operations -
    CTS (c)                                0.00      0.00        0.00
   Gain on discontinued operations - CTS
    (j)                                    0.01     (0.01)       0.00
                                         ------- -----------  --------
   Total Diluted EPS                     $ 0.28      0.00      $ 0.29
   Class Action Settlement impact         (0.03)     0.00       (0.03)
                                         ------- -----------  --------
   Total Diluted EPS bef. Class Action
    Settlement                           $ 0.31      0.00      $ 0.32

Shares Outstanding:
   Weighted Average Diluted               244.8       0.0       244.8
   End-of-Period Actual                   238.3       0.0       238.3

The accompanying notes are an integral part of these financial tables.


                                Table 4
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                 Three Months Ended December 31, 2002
               (unaudited, in millions except per share)

                                                              Adjusted
                                         SEC Q4  Adjustments     Q4
                                         -----------------------------
Revenue
   Sales Management                      $198.6      $0.0      $198.6
   Market Research                        112.5       0.0       112.5
   Other                                    8.7       0.0         8.7
                                         ------- -----------  --------
   Total                                  319.8       0.0       319.8

Operating Expenses
   Operating Costs                       (117.9)      0.0      (117.9)
   Selling and Administrative             (70.0)      0.0       (70.0)
   Depreciation and Amortization          (15.8)      0.0       (15.8)
                                         ------- -----------  --------
   Total                                 (203.7)      0.0      (203.7)

Operating Income                          116.1       0.0       116.1

Interest expense, net                      (2.7)      0.0        (2.7)
Gains from investments, net (d)             4.8      (4.8)        0.0
Loss on issuance of investees' stock, net
 (e)                                       (0.4)      0.4         0.0
Other expense, net (f)                     (4.1)     (5.7)       (9.8)
                                         ------- -----------  --------
Pretax Income                             113.7     (10.2)      103.5

Provision for Income Taxes (g)            (32.2)      0.5       (31.7)
TriZetto Equity Loss, Net (b)              (0.2)      0.0        (0.2)
TriZetto impairment charge, net (i)       (26.1)     26.1         0.0
                                         ------- -----------  --------
Net Income from continuing operations      55.2      16.4        71.6

Income from discontinued operations - CTS
 (c)                                        7.5      (0.8)        6.6
                                         ------- -----------  --------
Net Income                               $ 62.7      15.6      $ 78.3

Diluted EPS:
   Income from continuing operations       0.20      0.06        0.25
   Income from discontinued operations -
    CTS (c)                                0.03      0.00        0.02
                                         ------- -----------  --------
   Total Diluted EPS                     $ 0.22      0.06      $ 0.28

Shares Outstanding:
   Weighted Average Diluted               281.2       0.0       281.2
   End-of-Period Actual                   281.1       0.0       281.1

The accompanying notes are an integral part of these financial tables.


                                Table 5
                              IMS Health
                       SEC Income Statement (a)
                    Twelve Months Ended December 31
               (unaudited, in millions except per share)

                                              2003      2002    % Fav
                                              SEC       SEC    (Unfav)
                                           ---------------------------
Revenue
   Sales Management                         $ 836.3   $  744.8    12 %
   Market Research                            491.7      427.7    15
   Other                                       53.7       47.0    14
                                           ---------  ---------
   Total                                    1,381.8    1,219.4    13

Operating Expenses
   Operating Costs                           (556.5)    (463.7)  (20)
   Selling and Administrative                (340.8)    (298.8)  (14)
   Depreciation and Amortization              (75.1)     (53.9)  (39)
   Class Action Settlement                    (10.6)         -   N/M
   Severance, Impairment & other charges (h)  (37.2)       0.0   N/M
                                           ---------  ---------
   Total                                   (1,020.3)    (816.4)  (25)

Operating Income                              361.5      403.0   (10)

Interest expense, net                         (11.2)      (8.7)
Gains from investments, net (d)                 0.3        7.3
Loss on issuance of investees' stock, net
 (e)                                           (0.4)      (1.0)
Other expense, net (f)                        (25.8)     (21.9)
                                           ---------  ---------
Pretax Income                                 324.3      378.8   (14)

Provision for Income Taxes (g)               (166.0)    (115.0)
TriZetto Equity Loss, Net (b)                  (4.2)      (0.9)
TriZetto impairment charge, net (i)           (14.8)     (26.1)
                                           ---------  ---------
Net Income from continuing operations         139.3      236.8   (41)

Income from discontinued operations - CTS
 (c)                                            2.8       29.3
Gain on discontinued operations - CTS (j)     496.9        0.0
                                           ---------  ---------
Net Income                                 $  638.9   $  266.1   140

Diluted EPS:
   Income from continuing operations           0.56       0.83
   Income from discontinued operations -
    CTS (c)                                    0.01       0.10
   Gain on discontinued operations - CTS
    (j)                                        2.01       0.00
                                           ---------  ---------
   Total Diluted EPS                       $   2.58   $   0.93   177 %
   Class Action Settlement impact             (0.03)         -
                                           ---------  ---------
   Total Diluted EPS bef. Class Action
    Settlement                             $   2.61   $   0.93   181 %

Shares Outstanding:
   Weighted Average Diluted                   247.3      286.7    14 %
   End-of-Period Actual                       238.3      281.1    15

The accompanying notes are an integral part of these financial tables.


                                Table 6
                              IMS Health
                     Adjusted Income Statement (a)
                    Twelve Months Ended December 31
               (unaudited, in millions except per share)

                                 2003      2002     % Fav   Constant $
                               Adjusted  Adjusted  (Unfav)    Growth
                               ---------------------------------------
Revenue
   Sales Management             $836.3    $744.8      12 %         4 %
   Market Research               491.7     427.7      15           7
   Other                          53.7      47.0      14          11
                               --------- ---------
   Total                       1,381.8   1,219.4      13           6

Operating Expenses
   Operating Costs              (556.5)   (463.7)    (20)
   Selling and Administrative   (340.8)   (298.8)    (14)
   Depreciation and
    Amortization                 (75.1)    (53.9)    (39)
   Class Action Settlement       (10.6)        -     N/M
                               --------- ---------
   Total                        (983.0)   (816.4)    (20)

Operating Income                 398.7     403.0      (1)         (8)

Interest expense, net            (11.2)     (8.7)    (29)
Other expense, net (f)           (26.9)    (20.7)    (30)
                               --------- ---------
Pretax Income                    360.7     373.6      (4)

Provision for Income Taxes (g)  (110.1)   (116.6)      6
TriZetto Equity Loss, Net (b)     (1.3)     (0.9)    (47)
                               --------- ---------
Net Income from continuing
 operations                      249.3     256.2      (3)%

Income from discontinued
 operations - CTS (c)              2.8      23.6     (88)
                               --------- ---------
Net Income                      $252.0    $279.8     (10)%

Diluted EPS:
   Income from continuing
    operations                    1.01      0.89      13
   Income from discontinued
    operations - CTS (c)          0.01      0.08     (88)
                               --------- ---------
   Total Diluted EPS            $ 1.02    $ 0.98       4 %
   Class Action Settlement
    impact                       (0.03)        -
                               --------- ---------
   Total Diluted EPS bef.
    Class Action Settlement     $ 1.05    $ 0.98       7 %

Shares Outstanding:
   Weighted Average Diluted      247.3     286.7      14 %
   End-of-Period Actual          238.3     281.1      15

The accompanying notes are an integral part of these financial tables.


                                Table 7
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                 Twelve Months Ended December 31, 2003
               (unaudited, in millions except per share)

                                                             Adjusted
                                        SEC FY   Adjustments     FY
                                       -------------------------------
Revenue
   Sales Management                      $836.3      $0.0      $836.3
   Market Research                        491.7       0.0       491.7
   Other                                   53.7       0.0        53.7
                                       --------- ----------- ---------
   Total                                1,381.8       0.0     1,381.8

Operating Expenses
   Operating Costs                       (556.5)      0.0      (556.5)
   Selling and Administrative            (340.8)      0.0      (340.8)
   Depreciation and Amortization          (75.1)      0.0       (75.1)
   Class Action Settlement                (10.6)      0.0       (10.6)
   Severance, impairment & other
    charges (h)                           (37.2)     37.2         0.0
                                       --------- ----------- ---------
   Total                               (1,020.3)     37.2      (983.0)

Operating Income                          361.5      37.2       398.7

Interest expense, net                     (11.2)      0.0       (11.2)
Gains from investments, net (d)             0.3      (0.3)        0.0
Loss on issuance of investees' stock,
 net (e)                                   (0.4)      0.4         0.0
Other expense, net (f)                    (25.8)     (1.0)      (26.9)
                                       --------- ----------- ---------
Pretax Income                             324.3      36.3       360.7

Provision for Income Taxes (g)           (166.0)     55.8      (110.1)
TriZetto Equity Loss, Net (b)              (4.2)      3.0        (1.3)
TriZetto impairment charge, net (i)       (14.8)     14.8         0.0
                                       --------- ----------- ---------
Net Income from continuing operations     139.3     110.0       249.3

Income from discontinued operations -
 CTS (c)                                    2.8       0.0         2.8
Gain on discontinued operations - CTS
 (j)                                      496.9    (496.9)        0.0
                                       --------- ----------- ---------
Net Income                               $638.9    (387.0)     $252.0

Diluted EPS:
   Income from continuing operations       0.56      0.44        1.01
   Income from discontinued operations
    - CTS (c)                              0.01      0.00        0.01
   Gain on discontinued operations -
    CTS (j)                                2.01     (2.01)       0.00
                                       --------- ----------- ---------
   Total Diluted EPS                     $ 2.58     (1.56)     $ 1.02
   Class Action Settlement impact         (0.03)     0.00       (0.03)
                                       --------- ----------- ---------
   Total Diluted EPS bef. Class Action
    Settlement                           $ 2.61     (1.56)     $ 1.05

Shares Outstanding:
   Weighted Average Diluted               247.3       0.0       247.3
   End-of-Period Actual                   238.3       0.0       238.3

The accompanying notes are an integral part of these financial tables.


                                Table 8
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                 Twelve Months Ended December 31, 2002
               (unaudited, in millions except per share)

                                                              Adjusted
                                        SEC FY   Adjustments     FY
                                       -------------------------------
Revenue
   Sales Management                      $744.8      $0.0      $744.8
   Market Research                        427.7       0.0       427.7
   Other                                   47.0       0.0        47.0
                                       --------- ----------- ---------
   Total                                1,219.4       0.0     1,219.4

Operating Expenses
   Operating Costs                       (463.7)      0.0      (463.7)
   Selling and Administrative            (298.8)      0.0      (298.8)
   Depreciation and Amortization          (53.9)      0.0       (53.9)
                                       --------- ----------- ---------
   Total                                 (816.4)      0.0      (816.4)

Operating Income                          403.0       0.0       403.0

Interest expense, net                      (8.7)      0.0        (8.7)
Gains from investments, net (d)             7.3      (7.3)        0.0
Loss on issuance of investees' stock,
 net (e)                                   (1.0)      1.0         0.0
Other expense, net (f)                    (21.9)      1.2       (20.7)
                                       --------- ----------- ---------
Pretax Income                             378.8      (5.1)      373.6

Provision for income taxes (g)           (115.0)     (1.6)     (116.6)
TriZetto equity loss, Net (b)              (0.9)      0.0        (0.9)
TriZetto impairment charge, net (i)       (26.1)     26.1         0.0
                                       --------- ----------- ---------
Net Income from continuing operations     236.8      19.4       256.2

Income from discontinued operations -
 CTS (c)                                   29.3      (5.8)       23.6
                                       --------- ----------- ---------
Net Income                               $266.1      13.6      $279.8

Diluted EPS:
   Income from continuing operations       0.83      0.07        0.89
   Income from discontinued operations
    - CTS (c)                              0.10     (0.02)       0.08
                                       --------- ----------- ---------
   Total Diluted EPS                     $ 0.93      0.05      $ 0.98

Shares Outstanding:
   Weighted Average Diluted               286.7       0.0       286.7
   End-of-Period Actual                   281.1       0.0       281.1

The accompanying notes are an integral part of these financial tables.


                                Table 9
                              IMS Health
               Selected Consolidated Balance Sheet Items
                       (unaudited, in millions)

                                        Dec. 31, 2003    Dec. 31, 2002
                                        -------------    -------------

Cash and cash equivalents                   $344.4           $264.7

Short-term marketable securities              40.1             24.5

Accounts receivable, net                     271.3            215.9

Short-term debt                              409.9            204.8

Long-term debt                               152.1            325.0

The December 31, 2002 balance sheet has been restated to present CTS on a discontinued operations basis, consistent with the December 31, 2003 presentation. Cash and cash equivalents and accounts receivable, net exclude CTS amounts in all periods.

The accompanying notes are an integral part of these financial tables.


                              IMS Health
                       NOTES TO FINANCIAL TABLES

(a) "Adjusted Income Statements" (Tables 2 and 6) differ from the "SEC Income Statements" (Tables 1 and 5) by amounts that are detailed on Tables 3, 4, 7 and 8. Adjusted results generally exclude from corresponding U.S. GAAP measures items that are not related to the core business of IMS (such as gains/losses on non-core transactions, gains/losses on issuance of investees' stock, a tax provision related to D&B legacy and related subsequent tax transactions, etc.) and from time to time also have excluded items that are related to the core business of IMS but have been identified specifically by management to have arisen from special historical circumstances that management does not expect to be relevant to the core business going forward (such as special restructuring, severance, impairment and other charges), together with the tax effect of these items. Management uses these adjusted results to evaluate its financial results for business decision-making, to develop budgets and to manage expenditures with respect to its core business. Management believes that the adjusted results are useful to investors as a supplement to historical U.S. GAAP information because they facilitate comparisons across periods, more clearly indicate trends and add insight into the Company's performance by focusing on the results generated by the Company's core operations. The method IMS uses to prepare adjusted results differs in significant respects from U.S. GAAP and is likely to differ from the methods used by other companies. Adjusted results should not be regarded as a replacement for corresponding U.S. GAAP measures, which provide more comprehensive information about the financial results of IMS. Investors are urged to review the detailed reconciliations of the adjusted measures to the comparable U.S. GAAP results.

(b) TriZetto Equity Income in the fourth quarter of 2003 is based on TriZetto's year end earnings release and includes IMS's share of TriZetto results as well as purchase accounting amortization expenses. In the fourth quarter, TriZetto recorded an $18.7 million charge relating to loss contracts and asset impairments in lines of business that TriZetto is exiting. IMS's share of this charge ($3.0 million) has been excluded from adjusted results because it is not related to IMS's core business operations.

(c) IMS divested its equity interest in CTS on February 6, 2003 via a split-off transaction. Income from discontinued operations includes IMS's share of CTS income on an after-tax basis for the portion of the first quarter of 2003 prior to the split-off, and for the four quarters of 2002. Previously CTS had been consolidated into the IMS financial statements.

(d) Losses from investments, net were $0.9 million in the fourth quarter of 2003, relating primarily to fees for the Enterprise investments, compared with a gain of $4.8 million in the fourth quarter of 2002. Gains from investments, net were $0.3 million for full year 2003 compared to a gain of $7.3 million for full year 2002. These gains and losses are excluded from adjusted results because they relate to non-strategic investments and are not related to IMS's core business operations.

(e) Loss on issuance of investees' stock, net was $0.0 million in the fourth quarter of 2003 compared with a loss of $0.4 million in the fourth quarter of 2002. Loss on issuance of investees' stock was $0.4 million for full year 2003 compared to a loss of $1.0 million for full year 2002. These SAB 51 gains and losses relate to the exercise of stock options by TriZetto employees and TriZetto share repurchases. They are excluded from adjusted results because they are not related to IMS's core business operations.

(f) Other expense, net includes $0.4 million of expenses for legal fees in the fourth quarter of both 2003 and 2002, related to the IRI litigation. For full year 2003, IRI litigation fees were ($1.0) million compared with $1.2 million for full year 2002. These expenses are excluded from adjusted results because they relate to a D&B legacy matter and are not related to IMS's core business operations. In addition, Other expense, net excludes a quarterly phasing adjustment of foreign currency hedge losses, net of $6.0 million in the fourth quarter of 2003 and $6.1 million in the fourth quarter of 2002. This phasing adjustment is made to adjusted results in order to more closely match the timing of foreign exchange hedge gains (losses) with the operating income being hedged. For the full year, there is no difference between the hedge losses in adjusted and SEC results.

(g) The tax provision for the fourth quarter of 2003 includes a tax provision of $0.8 million related to the items described in notes
    (d), (e) and (f). The tax provision for full year 2003 includes a tax provision of $0.3 million relating to items described in notes
    (d), (e) and (f), and a tax benefit of $14.1 million related to the Severance, impairments and other charges, as described in note
    (h). These tax benefits are excluded from adjusted results because the related charges are excluded from adjusted results. In addition, the fourth quarter 2003 adjusted tax provision includes a phasing adjustment of $4.0 million. This relates to a Q1 tax benefit that is being recognized ratably in adjusted results throughout the full year. This phasing adjustment allows the full year effective tax rate to be applied in each quarter to adjusted pretax results. The tax provision for full year 2003 also includes an accrual of $69.6 million related to a D&B legacy tax transaction and subsequent related transactions. This tax provision is excluded from adjusted results because it relates to legacy tax transactions and is not related to IMS's core business operations.

(h) IMS incurred $37.2 million of expense in the first quarter of 2003 for severance, impairment and other charges, including severance for approximately 80 employees, contract cancellations and impairments, idle real estate facilities and software writedowns. These amounts are excluded from adjusted results because they represent costs that are not related to IMS's core operations on an on-going basis. Severance, impairment and other charges were recorded in 2000, 2001 and 2003 and there can be no assurances that such charges will not be recorded in the future.

(i) The TriZetto Impairment Charge, Net recorded in the first quarter of 2003 reduced the book value per share of IMS's investment in TriZetto shares ($6.14 per share) down to the March 31, 2003 market value per share ($4.13). This charge is excluded from adjusted results because it relates to a non-strategic investment and is not related to IMS's core business operations.

(j) The split-off of CTS described in Note (c) generated a net gain of $495.1 million in the first quarter of 2003 and a net gain of $1.8 million in the fourth quarter, due to the final true-up of transaction costs, for a total gain of $496.9 million for the full-year 2003. This gain is calculated as the proceeds from the split-off less the book value of IMS's investment in CTS and transaction costs. No tax provision is provided as the split-off is expected to be a tax-free transaction. This gain is excluded from adjusted results as it relates to the divestiture of the business and is not related to IMS's ongoing core business operations.

   Amounts presented in the financial tables may not add due to rounding.
   These financial tables should be read in conjunction with IMS
Health's filings previously made or to be made with the Securities and Exchange Commission.

    CONTACT: IMS Health
             Communications:
             Michael Gury, 203-319-4730
              or
             Investor Relations:
             Darcie Peck, 203-319-4766